EXHIBIT 21



                           SUBSIDIARIES OF NEFF CORP.


                                                              State of
                  Name                                      Incorporation
                  ----                                      --------------

         Neff Rental, Inc.                                    Florida

         Neff Machinery, Inc.                                 Florida

         Neff Asset Management, Inc.                          Delaware

         Air Rental & Supply, Inc.                            Texas

         Sullair Argentina Sociedad Anonima                   Argentina